Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 OF
CHIEF EXECUTIVE OFFICER
OF ALTERRA CAPITAL HOLDINGS LIMITED
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the Amendment No. 2 (“Amendment No. 2”) to the Annual Report on Form 10-K for the year ended December 31, 2012 of Alterra Capital Holdings Limited (the “Issuer”).
I, W. Marston Becker, the Chief Executive Officer of the Issuer, certify that:
(i) the Amendment No. 2 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(ii) the information contained in the Amendment No. 2 fairly presents, in all material respects, the financial condition and results of operations of the Issuer.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.
Date: May 10, 2013

/s/ W. Marston Becker

Name:	W. Marston Becker
Title:	Chief Executive Officer